EXHIBIT 99.1

NEW PRECLINICAL CELL-LINE DATA OF ARTELO BIOSCIENCES’ ART27.13 DEMONSTRATE ANTI-PROLIFERATIVE ACTIVITY IN TUMOR MODELS

Artelo Biosciences to Be Featured On Cannabinoid Panel Discussion at LSX World Congress USA on October 11th, 2018

LA JOLLA, CA, October 9, 2018 - Artelo Biosciences, Inc. (OTCQB: ARTL), a clinical stage biopharmaceutical company focused on the development of therapeutics that modulate the endocannabinoid system, today announced positive preclinical results with its product candidate, ART27.13, a clinic-ready, potent, peripherally restricted CB1/CB2 synthetic agonist with a target indication in cancer-related anorexia and weight loss. Notably, ART27.13 demonstrated in-vitro anti-proliferative activity in cancer cell line cultures. These results are similar to activity shown by other cannabinoid compounds and are encouraging to the continued evaluation of ART27.13 as a potential anti-cancer agent, in addition to its expected role in treating anorexia. In parallel, the Company is continuing clinical study-enabling activities for ART27.13 for a Phase 1b/2a study in cancer-related anorexia planned to begin next year.

“We are encouraged by these results, as they further demonstrate the potential of cannabinoids as agents to inhibit the growth of cancer cells in these models,” said Greg Gorgas, CEO and president of Artelo Biosciences. “We look forward to reporting further results on additional planned preclinical anti-proliferative studies when they become available.”

In addition, Mr. Gorgas will participate in the LSX World Congress USA on October 11th on a panel entitled “Seeking High Returns with Cannabinoids” in Boston, MA. Artelo and Mr. Gorgas were recently featured as part of the LSX Blog, which provides genuine thought leadership, exclusive executive insight and market intelligence on the life science and healthcare investment sector.

About the LSX World Congress USA

The LSX World Congress USA combines plenaries, workshops, panels, a two-track global investment showcase, fireside chats, an IPO bootcamp and one-to-one meetings to equip life science companies with what they need to enable more effective partnering, investment, planning and strategic growth. Interested parties may use #LSXUSA18 for the latest meeting updates.

About ART27.13

ART27.13 is a dual agonist program targeting cancer, cancer-related anorexia and weight loss. It is a clinic-ready, potent, peripherally restricted CB1/CB2 synthetic agonist. Existing clinical data with ART27.13 suggests meaningful potential for the treatment of cancer-related anorexia and weight loss (cachexia). In five Phase I clinical studies including over 200 subjects, ART27.13 demonstrated a statistically significant and dose-proportional increase in body weight. In ongoing consultation with regulatory authorities, we plan to advance ART27.13 as a multi-modal supportive care therapy for cancer patients suffering from anorexia or weight loss.

Numerous non-peripherally restricted CB1 and CB2 agonists have shown promising results as anti-tumor drugs, yet their profile made them unsuitable for further development. In cooperation with the NEOMED Institute (Montreal, Canada), we are evaluating ART27.13, our peripherally restricted agonist, for its anti-cancer potential.

About Artelo Biosciences

Artelo Biosciences, Inc. (OTCQB: ARTL) is a San Diego-based biopharmaceutical company dedicated to the development and commercialization of proprietary therapeutics targeting the endocannabinoid system. Artelo is rapidly advancing a portfolio of broadly applicable product candidates designed to address significant unmet needs in multiple diseases and conditions, including cancer, pain, and inflammation. Led by proven biopharmaceutical executives collaborating with highly respected researchers and technology experts, the company applies leading edge scientific, regulatory, and commercial discipline to develop high-impact therapies. More information is available at www.artelobio.com and Twitter: @ArteloBio.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

ir@artelobio.com

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